UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 14, 2008

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-51321	98-0430762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1250, 521-3rd Avenue SW Calgary, Alberta, Canada	T2P 3T3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 262-4471

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2008, Triangle Petroleum Corporation (the “Company”) entered into amendment agreements (the “Amendments”) with Centrum Bank AG and Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG (collectively, the “Investors”) pursuant to which convertible debentures issued to the Investors on December 28, 2005 and January 23, 2006 were amended to change the maturity date of the convertible debentures to June 1, 2009. The original maturity date of the convertible debentures was three years from the date of issuance.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of J. Howard Anderson as Chief Operating Officer

Effective February 1, 2008, J. Howard Anderson has been appointed as Vice-President Engineering and Chief Operating Officer of the Company and the Company’s two operating subsidiaries, Elmworth Energy Corporation (“Elmworth”) and Triangle USA Petroleum Corporation. Between July 2005 and January 2008, Mr. Anderson has been the Vice-President Engineering for Rockyview Energy Inc., an oil production company. Between June 2004 and June 2005, Mr. Anderson was the Manager, Central Business Unit for APF Energy Inc., an oil production company. Between April 2002 and April 2004, Mr. Anderson was the Vice-President Engineering & Development for Pioneer Natural Resources Canada Inc., a subsidiary of Pioneer Natural Resources, a NYSE oil production company. Between 1987 and 2002, Mr. Anderson worked for Canadian Hunter Exploration Ltd., starting as a district engineer and progressing to Manager, Northern Exploration & Development. Between 1979 and 1987, Mr. Anderson worked for Imperial Oil/Esso Resources Canada Ltd. as a Senior Reserve/Operations Engineer. Mr. Anderson received a Bachelor of Science in Engineering Physics (Mechanical/Nuclear) from Queen's University at Kingston in 1979.

Mr. Anderson does not have family relationships with any director, executive officer, or other person nominated or chosen by the Company to become directors or officers. In addition, Mr. Anderson does not have a direct or indirect material interest in any transaction or proposed transaction in the past two (2) years to which the Company was or is to be a party.

Effective February 1, 2008, Elmworth entered into an employment agreement with Mr. Anderson as Chief Operating Officer, until such time as either party terminates the agreement. Pursuant to the agreement, Mr. Anderson receives an annual salary of $180,000. Further, Mr. Anderson will receive options to purchase 300,000 shares of common stock, exercisable at $2.00 per share, with 20% vesting on February 1, 2008 and every six months thereafter. In addition, Mr. Anderson is entitled to receive an annual bonus based upon various criteria targets. Additionally, Mr. Anderson is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with Elmworth’s policies established and in effect from time to time. In the event that Mr. Anderson’s employment is terminated by Elmworth without cause (as defined in the agreement), Mr. Anderson is entitled to a severance payment of three months salary, plus an additional month of salary for every completed year of employment with Elmworth, subject to a maximum severance payment of 12 months salary.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Employment Agreement with Chief Executive Officer

Effective January 31, 2008, Elmworth entered into a new employment agreement with Mark Gustafson as Chief Executive Officer, until such time as either party terminates the agreement. Pursuant to the agreement, Mr. Gustafson receives an annual salary of $288,000. In addition, Mr. Gustafson is entitled to receive an annual bonus based upon various criteria targets. Additionally, Mr. Gustafson is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with Elmworth’s policies established and in effect from time to time. In the event that Mr. Gustafson’s employment is terminated by Elmworth without cause (as defined in the agreement), Mr. Gustafson is entitled to a severance payment of three months salary, plus an additional month of salary for every completed year of employment with Elmworth, subject to a maximum severance payment of 12 months salary.

Employment Agreement with Chief Financial Officer

Effective January 31, 2008, Elmworth entered into a new employment agreement with Shaun Toker as Chief Financial Officer, until such time as either party terminates the agreement. Pursuant to the agreement, Mr. Toker receives an annual salary of $150,000 and up to an additional $25,000 for filing the quarterly and annual reports of the Company within agreed upon time frames. In addition, Mr. Toker is entitled to receive an annual bonus based upon various criteria targets. Additionally, Mr. Toker is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with Elmworth’s policies established and in effect from time to time. In the event that Mr. Toker’s employment is terminated by Elmworth without cause (as defined in the agreement), Mr. Toker is entitled to a severance payment of three months salary, plus an additional month of salary for every completed year of employment with Elmworth, subject to a maximum severance payment of 12 months salary.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1	Form of Debenture Amendment Agreement, dated as of January 14, 2008, by and between Triangle Petroleum Corporation and Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG
10.2	Form of Debenture Amendment Agreement, dated as of January 14, 2008, by and between Triangle Petroleum Corporation and Centrum Bank AG
10.3	Form of Employment Agreement, effective as of January 31, 2008, by and between Elmworth Energy Corporation and Mark Gustafson
10.4	Form of Employment Agreement, effective as of January 31, 2008, by and between Elmworth Energy Corporation and Shaun Toker
10.5	Form of Employment Agreement, effective as of February 1, 2008, by and between Elmworth Energy Corporation and J. Howard Anderson
99.1	Press Release, issued January 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIANGLE PETROLEUM CORPORATION

Dated: February 1, 2008	By:	/s/ MARK GUSTAFSON
Name: Mark Gustafson
Title: Chief Executive Officer